Exhibit 99.2

         Trenwick Group Ltd.               LOM Building        Tel  441.292.4985
                                           27 Reid Street      Fax 441.292.4878
                                           Hamilton HM 11
                                           Bermuda

         TRENWICK

         NYSE Symbol: TWK

         Contact: Alan L. Hunte, Executive Vice President and
                  Chief Financial Officer - 441-298-8082

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         For Immediate Release
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              Trenwick Announces Extension of Forbearance Agreement
      With Lloyd's Letter of Credit Providers; Renewal Discussions Continue

Hamilton, Bermuda, November 22, 2002 . . .

Trenwick Group Ltd. ("Trenwick") announced today that, while it continues to engage in discussions with its current letter of credit providers for the renewal for an additional year of its existing letter of credit facility in support of its Lloyds' operations, final terms are yet to be agreed. In connection with these discussions, Trenwick and its letter of credit providers have extended the current forbearance agreement until December 6, 2002.

Lloyd's has also agreed to permit Trenwick to delay its funding for the 2003 year of account for a short time beyond November 22, 2002.

Background Information

Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with two principal businesses operating through its subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick's reinsurance business provides treaty reinsurance to insurers of property and casualty risks from offices in the United States and Bermuda. Trenwick's international operations underwrite specialty insurance as well as treaty and facultative reinsurance on a worldwide basis through its London-based insurer and at Lloyd's.